Exhibit 3.110

Control No: 08053215 Date Filed: 07/03/2008 11:57 AM Karen C Handel Secretary of State

CERTIFICATE OF CONVERSION

OF A CORPORATION

TO A LIMITED LIABILITY COMPANY

The following corporation hereby elects to convert to a limited liability company pursuant to the provisions of Section 14-11-212 of the Official Code of Georgia Annotated and Section 14-2-1109.1 of the Official Code of Georgia Annotated, as amended, by filing this Certificate of Conversion and the attached articles of organization.

1.	The name of the corporation making the election to become a limited liability company is Winder HMA, Inc., a Georgia corporation.

2.	Winder HMA, Inc. elects to become a Georgia limited liability company under the name: Winder HMA, LLC.

3.	The election by Winder HMA, Inc. to become a limited liability company shall be effective when this certificate of conversion filed by the Georgia Secretary of State.

4.

The election of Winder HMA, Inc. to become a limited liability company has been approved by the Board of Directors and Sole Shareholder of Winder HMA, Inc. as required by Section 14-2-1109.1 of the Official Code of Georgia Annotated.

5.

Filed with this Certificate of Conversion are articles of organization in the form required by Section 14-11-204 of the Official Code of Georgia Annotated, that set forth a name for the limited liability company that satisfies the requirements of Section 14-11-207 of the Official Code of Georgia Annotated, and that shall be the articles of organization of the limited liability company formed pursuant to this election unless or until modified in accordance with the Georgia Limited Liability Company Act.

6.	The sole shareholder of Winder HMA, Inc. shall receive one membership unit in Winder HMA, LLC for each share of capital stock of Winder HMA, Inc. owned by the sole shareholder.

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Date: June 26, 2008

Winder HMA, Inc.

	By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

ARTICLES OF ORGANIZATION

OF

WINDER HMA, LLC

Under Section 14-11-204 of the Georgia Limited Liability Company Act

1. The name of the limited liability company is Winder HMA, LLC.

2. The management of the limited liability company shall be vested in one or more managers.

Executed this 26th day of June, 2008.

By:	/s/ Timothy R. Parry
Timothy R. Parry, Organizer